SECURITIES PURCHASE AGREEMENT

                                      AMONG

                              KNIPP BROTHERS, INC.,

                               LAWRENCE W. KNIPP,

                     BUILDING MATERIALS HOLDING CORPORATION,

                                       AND

                               BMHC FRAMING, INC.

                           DATED AS OF MARCH 23, 1999

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I - DEFINITIONS.....................................................  2
   1.1   BMHC ASSETS........................................................  2
   1.2   BMHC EQUIPMENT.....................................................  2
   1.3   BMHC INVENTORY.....................................................  3
   1.4   BMHC STOCK.........................................................  3
   1.5   BUSINESS...........................................................  3
   1.6   CLOSING............................................................  3
   1.7   CLOSING BALANCE SHEET..............................................  3
   1.8   CLOSING DATE.......................................................  3
   1.9   CONFIDENTIALITY AGREEMENT..........................................  3
   1.10     CPA PROCEDURE...................................................  3
   1.11     DUE DILIGENCE PERIOD............................................  4
   1.12     ENVIRONMENTAL COSTS.............................................  4
   1.13     ENVIRONMENTAL LAWS..............................................  4
   1.14     ENVIRONMENTAL MATTER............................................  4
   1.15     EXCLUDED ASSETS AND EXCLUDED LIABILITIES........................  5
   1.16     FINANCIAL INFORMATION...........................................  5
   1.17     HAZARDOUS SUBSTANCES............................................  5
   1.18     INTERESTS.......................................................  5
   1.19     INVENTORY.......................................................  5
   1.20     KNOWLEDGE.......................................................  5
   1.21     LOCATIONS.......................................................  5
   1.22     MATERIAL........................................................  6
   1.23     NET WORTH ADJUSTMENT............................................  6
   1.24     OPERATING AGREEMENT.............................................  6
   1.25     PUT AGREEMENT...................................................  6
   1.26     PRELIMINARY CLOSING BALANCE SHEET...............................  6
   1.27     REFERENCE BALANCE SHEET.........................................  6
   1.28     SELLER..........................................................  6
   1.29     TRADE ACCOUNTS PAYABLE..........................................  7
   1.30     TRADE ACCOUNTS RECEIVABLE.......................................  7
   1.31     TRADE NAMES AND TRADEMARKS......................................  7

ARTICLE II - DUE DILIGENCE..................................................  7
   2.1   DUE DILIGENCE......................................................  7
   2.2   DUE DILIGENCE ACTIVITIES...........................................  8
   2.3   CONFIDENTIALITY DURING DUE DILIGENCE...............................  9
   2.4   TERMINATION OF AGREEMENT...........................................  9
   2.5   EXCLUSIVE DEALING..................................................  9

ARTICLE III - PURCHASE AND SALE............................................. 10
   3.1   Purchase and Sale.................................................. 10

ARTICLE IV - DETERMINATION OF PURCHASE PRICE................................ 10
   4.1   DETERMINATION...................................................... 10
      4.1.1    INVENTORY.................................................... 10

         4.1.1.1  VALUATION................................................. 10
         4.1.1.2  VALUATION OF FINISHED PRODUCT............................. 10
         4.1.1.3  VALUATION OF MISCELLANEOUS INVENTORY ITEMS................ 11
         4.1.1.4  FINAL INVENTORY DETERMINATION............................. 11
         4.1.1.5  INDEPENDENT ACCOUNTANT FEES............................... 11

   4.2   ALLOCATION OF PURCHASE PRICE....................................... 11
ARTICLE V - TERMS OF PAYMENT................................................ 12

   5.1   PAYMENT DUE AT CLOSING............................................. 12
   5.2   POST CLOSING ADJUSTMENT............................................ 12
ARTICLE VI - CAPITAL CONTRIBUTIONS; BMHC EMPLOYEES.......................... 12
   6.1   CAPITAL CONTRIBUTIONS AT CLOSING................................... 12
   6.2   VALUATION OF BMHC CAPITAL CONTRIBUTION............................. 13

      6.2.1    BMHC EQUIPMENT............................................... 13
      6.2.2    THE BMHC INVENTORY........................................... 13

         6.2.2.1  VALUATION OF FINISHED PRODUCT............................. 13
         6.2.2.2  VALUATION OF MISCELLANEOUS INVENTORY ITEMS................ 13
         6.2.2.3  FINAL INVENTORY DETERMINATION............................. 13
         6.2.2.4  INVENTORY COSTS........................................... 14

   6.3   EMPLOYEES OF BMHC.................................................. 14
      6.3.1    DEFINITION................................................... 14
      6.3.2    TERMINATION.................................................. 14
      6.3.3    EMPLOYMENT................................................... 14
      6.3.4    LIABILITIES.................................................. 14

ARTICLE VII - [INTENTIONALLY OMITTED]....................................... 14
ARTICLE VIII - REPRESENTATIONS AND WARRANTIES  OF THE SELLERS............... 14

   8.1   ORGANIZATION AND CORPORATE POWER................................... 15
   8.2   CONDUCT OF BUSINESS................................................ 15
   8.3   CAPITAL ACCOUNTS AND RELATED MATTERS............................... 15
   8.4   SUBSIDIARIES; AFFILIATES........................................... 15
   8.5   CONDUCT OF BUSINESS; LIABILITIES................................... 15
   8.6   FINANCIAL STATEMENTS............................................... 16
   8.7   NO UNDISCLOSED LIABILITIES......................................... 16
   8.8   ABSENCE OF CERTAIN CHANGES......................................... 16
   8.9   TITLE AND RELATED MATTERS.......................................... 17
   8.10     LITIGATION...................................................... 17
   8.11     TAX MATTERS..................................................... 18
   8.12     COMPLIANCE WITH LAWS............................................ 18
   8.13     NO BROKERS...................................................... 18
   8.14     INSURANCE....................................................... 18
   8.15     EMPLOYEES AND LABOR RELATIONS MATTERS........................... 19
   8.16     DISCLOSURE...................................................... 19
   8.17     POWER OF ATTORNEY............................................... 20
   8.18     TRADE ACCOUNTS RECEIVABLE AND TRADE ACCOUNTS PAYABLE............ 20
   8.19     AGREEMENTS AND COMMITMENTS...................................... 20
   8.20     PERSONAL PROPERTY............................................... 21
   8.21     REAL PROPERTY................................................... 21

   8.22     PERSONNEL....................................................... 21
   8.23     PATENTS, TRADEMARKS, TRADE NAMES, ETC........................... 22
   8.24     ERISA AND RELATED MATTERS....................................... 22
   8.25     ENVIRONMENTAL MATTERS........................................... 22
ARTICLE IX - REPRESENTATIONS AND WARRANTIES OF BMHC AND BUYER............... 24
   9.1   LEGAL STATUS....................................................... 24
   9.2   AUTHORITY.......................................................... 24
   9.3   TITLE AND RELATED MATTERS.......................................... 24
   9.4   LITIGATION......................................................... 24
   9.5   COMPLIANCE WITH LAWS............................................... 25
   9.6   NO BROKERS......................................................... 25
   9.7   EMPLOYEES AND LABOR RELATIONS MATTERS.............................. 25
   9.8   DISCLOSURE......................................................... 26
   9.9   AGREEMENTS AND COMMITMENTS......................................... 26
   9.10     PERSONAL PROPERTY............................................... 26
   9.11     REAL PROPERTY................................................... 27
   9.12     PERSONNEL....................................................... 27
   9.1   ERISA AND RELATED MATTERS.......................................... 28
   9.14     ENVIRONMENTAL MATTERS........................................... 28

ARTICLE X - COLLECTION OF RECEIVABLES; CUSTOMER CLAIMS...................... 29
   10.1     COLLECTION...................................................... 29
   10.2     CUSTOMER CLAIMS AND RETURNS..................................... 30

ARTICLE XI - BMHC'S COVENANTS............................................... 30
ARTICLE XII - [RESERVED].................................................... 30
ARTICLE XIII - INDEMNITY.................................................... 30

   13.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................... 30
   13.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS................... 30
   13.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BMHC AND BUYER........ 31
   13.4     INDEMNIFICATION PROCEDURE....................................... 32
   13.5     COOPERATION..................................................... 33

ARTICLE XIV - CONDUCT OF OPERATIONS PRIOR  TO CLOSING/GOVERNMENT APPROVALS.. 34
   14.1     CONDUCT OF OPERATIONS........................................... 34
   14.2     REQUISITE GOVERNMENT APPROVALS.................................. 34

ARTICLE XV - CLOSING........................................................ 34
   15.1     CLOSING......................................................... 34
   15.2     TIME IS OF THE ESSENCE.......................................... 34

ARTICLE XVI - CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE................. 34
   16.1     CONTINUED TRUTH OF WARRANTIES................................... 34
   16.2     SUPPLEMENTS TO SCHEDULES........................................ 35
   16.3     PERFORMANCE OF OBLIGATIONS...................................... 35
   16.4     DELIVERY OF CLOSING DOCUMENTS................................... 35
   16.5     LITIGATION...................................................... 35
   16.6     GOVERNMENT APPROVALS............................................ 35
   16.7     DUE DILIGENCE PERIOD............................................ 35
   16.8     APPROVAL BY BOARD OF DIRECTORS.................................. 36

   16.9     PRELIMINARY CLOSING BALANCE SHEET............................... 36
   16.10    EMPLOYMENT, CONFIDENTIALITY, AND NONCOMPETITION AGREEMENTS...... 36
   16.11    LEASES FOR LOCATIONS............................................ 36
   16.12    OPERATING AGREEMENT............................................. 36
   16.13    PUT AGREEMENT................................................... 36
   16.14    BONUS PLAN...................................................... 36
   16.15    MATERIAL ADVERSE CHANGE......................................... 36
   16.15    LENDER APPROVALS................................................ 36

ARTICLE XVII - CONDITIONS PRECEDENT TO THE SELLERS'DUTY TO CLOSE............ 37
   17.1     CONTINUED TRUTH OF WARRANTIES................................... 37
   17.2     SUPPLEMENTS TO SCHEDULES........................................ 37
   17.3     PERFORMANCE OF OBLIGATIONS...................................... 37
   17.4     DELIVERY OF CLOSING DOCUMENTS................................... 37
   17.5     LITIGATION...................................................... 37
   17.6     LEASE FOR PHOENIX LOCATION...................................... 37
   17.7     OPERATING AGREEMENT............................................. 37
   17.8     PUT AGREEMENT................................................... 38
   17.9     GOVERNMENT APPROVALS............................................ 38
   17.10    MATERIAL ADVERSE CHANGE......................................... 38

ARTICLE XVIII - ITEMS TO BE DELIVERED  AT CLOSING BY SELLERS................ 38
   18.1     OPINION OF COUNSEL.............................................. 38
   18.2     CERTIFICATE OF INCUMBENCY....................................... 38
   18.3     CERTIFICATES OF GOOD STANDING................................... 38
   18.4     REPRESENTATIONS AND WARRANTIES.................................. 38
   18.5     AGREEMENTS...................................................... 38

ARTICLE XIX - ITEMS TO BE DELIVERED AT CLOSING BY BMHC AND BUYER............ 39
   19.1     CERTIFIED RESOLUTION............................................ 39
   19.2     REPRESENTATIONS AND WARRANTIES.................................. 39
   19.3     OPINION OF COUNSEL.............................................. 39
   19.4     INCUMBENCY CERTIFICATE.......................................... 39
   19.5     PURCHASE PRICE.................................................. 39
   19.6     CERTIFICATE OF GOOD STANDING.................................... 39
   19.7     BILL OF SALE.................................................... 40
   19.8     AGREEMENTS...................................................... 40

ARTICLE XX - MISCELLANEOUS.................................................. 40
   20.1     EXPENSES........................................................ 40
   20.2     FURTHER ASSURANCES; CONSENTS.................................... 40
   20.3     NO OTHER AGREEMENTS............................................. 40
   20.4     WAIVER.......................................................... 40
   20.5     PUBLIC ANNOUNCEMENTS............................................ 40
   20.6     NOTICES......................................................... 41
   20.7     BOOKS AND RECORDS............................................... 41
   20.8     BMHC TRADE ACCOUNTS RECEIVABLE.................................. 42
   20.9     THIRD-PARTY BENEFICIARY......................................... 42
   20.10    ASSIGNMENT...................................................... 42

   20.11    CHOICE OF LAW................................................... 42
   20.12    PARAGRAPH HEADINGS.............................................. 42
   20.13    TIME IS OF THE ESSENCE.......................................... 42
   20.14    ATTORNEY FEES................................................... 42
   20.15    RULES OF INTERPRETATION......................................... 42
   20.16    COUNTERPARTS AND FACSIMILE SIGNATURES........................... 43

                             EXHIBITS AND SCHEDULES

EXHIBIT 1.2       BMHC EQUIPMENT
EXHIBIT 1.21      LOCATIONS OWNED OR LEASED BY THE COMPANY IN THE
                  CONDUCT OF THE BUSINESS
EXHIBIT 1.23      NET WORTH ADJUSTMENT
EXHIBIT 18.1      OPINION OF COMPANY'S COUNSEL
EXHIBIT 19.3      OPINION OF BUYER'S COUNSEL

EXHIBIT A         OPERATING AGREEMENT
EXHIBIT B         PUT AGREEMENT

SCHEDULE 1.15     EXCLUDED ASSETS AND EXCLUDED LIABILITIES
SCHEDULE 6.3.3    EMPLOYMENT
SCHEDULE 8.8      ABSENCE OF CERTAIN CHANGES
SCHEDULE 8.9      TITLE AND RELATED MATTERS
SCHEDULE 8.10     LITIGATION
SCHEDULE 8.11     TAX MATTERS
SCHEDULE 8.14     INSURANCE
SCHEDULE 8.19     AGREEMENTS AND COMMITMENTS
SCHEDULE 8.20     PERSONAL PROPERTY
SCHEDULE 8.21     REAL PROPERTY
SCHEDULE 8.24     ERISA AND RELATED MATTERS
SCHEDULE 9.3      TITLE AND RELATED MATTERS
SCHEDULE 9.4      LITIGATION
SCHEDULE 9.6      BROKERS
SCHEDULE 9.7      EMPLOYEES AND LABOR RELATIONS MATTERS
SCHEDULE 9.9      AGREEMENTS AND COMMITMENTS
SCHEDULE 9.10     PERSONAL PROPERTY
SCHEDULE 9.11     REAL PROPERTY
SCHEDULE 9.12     PERSONNEL
SCHEDULE 9.13     ERISA AND RELATED MATTERS

                          SECURITIES PURCHASE AGREEMENT

         THIS AGREEMENT dated as of March 23, 1999, is among KNIPP BROTHERS, INC., an Arizona corporation ("KBI"), LAWRENCE W. KNIPP, an individual ("Knipp"), and BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation ("BMHC"), and BMHC FRAMING, INC., a Delaware corporation ("Buyer").

         Sellers and Buyer agree as follows:

                                    RECITALS

         A. KBI and Knipp own, collectively, 100% of the Interests of Knipp Brothers Industries, LLC, a Delaware limited liability company (the "Company").

         B. On the Closing Date, (1) KBI will have contributed substantially all of its assets to the Company and the Company and will have assumed substantially all of the liabilities of KBI other than the Excluded Assets and Excluded Liabilities; and (2) Buyer will contribute the BMHC Assets to the Company.

         C. On the Closing Date, (1) Knipp will sell, and Buyer will purchase, all of Knipp's Interests in the Company; (2) KBI will sell, and Buyer will purchase, a portion of KBI's Interests in the Company; and (3) the Company will sell, and Buyer will purchase, Interests in the Company, such that Buyer will have acquired from KBI, Knipp and the Company a total of forty-nine percent (49%) of the Interests in the Company.

         D. Simultaneously with the Closing, the Company will amend and restate its Operating Agreement in substantially the form attached hereto as Exhibit A.

                             ARTICLE I - DEFINITIONS

         For purposes of this Agreement, the terms identified in this Article shall have the meanings assigned to them as follows:


         1.1      BMHC ASSETS.

         The term "BMHC Assets" shall mean the BMHC Inventory and BMHC Equipment to be transferred to the Company at the Closing as an additional capital contribution;

         1.2      BMHC EQUIPMENT.

         The term "BMHC Equipment" shall mean the personal property and equipment described on EXHIBIT 1.2 attached hereto which is used by BMHC in the conduct of its business in Phoenix, Arizona;

         1.3      BMHC INVENTORY.

         The term "BMHC Inventory" shall mean all goods, raw materials, work in progress, inventory in transit, and finished goods not yet sold which are owned by BMHC as of the Closing Date at its Phoenix, Arizona location;

         1.4      BMHC STOCK.

         The term "BMHC Stock" shall mean the common stock of BMHC, which is publicly traded;

         1.5      BUSINESS.

         The term "Business" shall mean the framing, roof truss and panel manufacturing business conducted by KBI and transferred to the Company on the Closing;

         1.6      CLOSING.

         The term "Closing" shall mean the exchange of Closing documents; the conveyance by KBI, the Company and Knipp to Buyer of forty-nine percent (49%) of the Interests in the Company, and the payment by Buyer to Sellers of the purchase price due under the terms of this Agreement;

         1.7      CLOSING BALANCE SHEET.

         The term "Closing Balance Sheet" shall mean the balance sheet of the Company as of the Closing Date prepared by Buyer and KBI during the Post Closing Adjustment Period in accordance with generally acceptable accounting principles consistently applied and depreciation accounted for on a tax basis and adjusted for Excluded Assets and Excluded Liabilities;

         1.8      CLOSING DATE.

         The term "Closing Date" shall mean the date on which Closing occurs;

         1.9      CONFIDENTIALITY AGREEMENT.

         The term "Confidentiality Agreement" means the agreement executed by Buyer and Sellers dated May 26, 1998;

         1.10     CPA PROCEDURE.

         The term "CPA Procedure" means the dispute resolution procedure set forth in Section 4.1.1.4;

         1.11     DUE DILIGENCE PERIOD.

         The term "Due Diligence Period" shall mean the period of time commencing on the date of execution of this Agreement and expiring no later than April 15, 1999, and any written extension thereof;

         1.12     ENVIRONMENTAL COSTS.

         "Environmental Costs" means any actual cleanup costs, remediation, removal, or other response costs, losses, liabilities, or obligations, payments, damages, civil or criminal fines or penalties, judgments, and amounts paid in settlement arising out of or relating to or resulting from any Environmental Matter (including, without limitation, reasonable fees and disbursements of counsel, but excluding any loss, cost or expenses with respect to which the Company actually receives proceeds of any liability or other insurance policy, to the extent of the excess of such proceeds received over the costs, if any, incurred in connection with the collection of such proceeds);

         1.13     ENVIRONMENTAL LAWS.

         "Environmental Laws" means and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 ET SEQ., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 ET SEQ., the Clean Air Act, 42 U.S.C. ss.ss. 7401 ET SEQ., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f ET SEQ., the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 5101 ET SEQ., as in effect from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as in effect from time to time, including any common law cause of action providing any right or remedy relating to Environmental Matters;

         1.14     ENVIRONMENTAL MATTER.

         "Environmental Matter" means any matter or condition arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real property or fixtures, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances;

         1.15     EXCLUDED ASSETS AND EXCLUDED LIABILITIES.

         The terms "Excluded Assets" and "Excluded Liabilities" shall mean those items described in SCHEDULE 1.15 attached hereto;

         1.16     FINANCIAL INFORMATION.

         The term "Financial Information" means the audited financial statements for the years ended 1994, 1995, 1996, and 1997 and all other financial statements or schedules delivered by Seller to Buyer;

         1.17     HAZARDOUS SUBSTANCES.

         "Hazardous Substances" means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces that are regulated by, or form the basis of liability under, any Environmental Laws;

         1.18     INTERESTS.

         The term "Interests" shall mean the ownership Interests in the Company as defined in the Operating Agreement;

         1.19     INVENTORY.

         The term "Inventory" shall mean all goods, raw materials, work in process, inventory in transit, and finished goods not yet sold which are owned by the Company as of the Closing Date at or for any of the Locations. "Inventory" shall include goods not yet invoiced which the Company delivered or caused to be delivered to contractor job sites in the ordinary course of the Business but for which the customer has not paid;

         1.20     KNOWLEDGE.

         The term "Knowledge" shall mean that, with respect to KBI, [Redacted], is actually aware of a fact or matter without independent investigation or should have been aware of such fact or matter based on the standard of a reasonably prudent business person with the same access to data and information;

         1.21     LOCATIONS.

         The term "Locations" shall mean the locations owned or leased by the Company in the conduct of the Business described in EXHIBIT 1.21 attached hereto;

Pursuant to a request for confidential treatment, selected information in this document has been omitted and separately filed with the Securities and Exchange Commission.

         1.22     MATERIAL.

         The term "Material" or "Materially" shall mean an economic impact or change of $50,000 or more;

         1.23     NET WORTH ADJUSTMENT.

         The term "Net Worth Adjustment" shall mean forty-nine percent (49%) of any increase in the consolidated net worth of the Business calculated by comparing the Reference Balance Sheet to the Preliminary Closing Balance Sheet of the Business, as illustrated in EXHIBIT 1.23 attached hereto. In determining the Net Worth Adjustment, Excluded Assets and Excluded Liabilities shall be subtracted from both the Reference Balance Sheet and the Preliminary Closing Balance Sheet;

         1.24     OPERATING AGREEMENT.

         The term "Operating Agreement" means the amended and restated operating agreement adopted by the Company at the Closing, in substantially the form attached as EXHIBIT A;

         1.25     PUT AGREEMENT.

         The term "Put Agreement" shall mean the agreement between KBI and BMHC, a copy of which is attached as EXHIBIT B;

         1.26     PRELIMINARY CLOSING BALANCE SHEET.

         The term "Preliminary Closing Balance Sheet" shall mean the estimated balance sheet of the Company as of the Closing Date prepared by Buyer and Sellers as provided in Article IV hereof;

         1.27     REFERENCE BALANCE SHEET.

         The term "Reference Balance Sheet" shall mean the balance sheet of KBI as of December 31, 1997, prepared in accordance with generally accepted accounting principles consistently applied and with depreciation accounted for on a tax basis and adjusted for Excluded Assets and Excluded Liabilities;

         1.28     SELLER.

         The term "Sellers " means KBI and Knipp, jointly and severally.

         1.29     TRADE ACCOUNTS PAYABLE.

         The term "Trade Accounts Payable" shall mean the obligations arising out of the Business to make payment to third parties for goods and services furnished to the Company at the Locations in the ordinary course of the Business incurred prior to Closing;

         1.30     TRADE ACCOUNTS RECEIVABLE.

         The term "Trade Accounts Receivable" shall mean the obligations arising out of the Business to make payment to the Company, including obligations owed but not yet due, as of Closing by all third-party purchasers of goods and services from the Company at the Locations in the ordinary course of the Business prior to Closing; and

         1.31     TRADE NAMES AND TRADEMARKS.

         The terms "Trade Names" and "Trademarks" shall mean the terms "KBI" and "Knipp Brothers" which are not registered marks with either the States of Arizona or Nevada or the United States Patent and Trademark Office.


                           ARTICLE II - DUE DILIGENCE

         2.1      DUE DILIGENCE.

         Buyer shall have the Due Diligence Period to perform such inspections, environmental assessments, and other tests and surveys of the Business as Buyer, in Buyer's discretion, shall require for the purpose of determining the suitability of the Business for Buyer's investment. Buyer shall deliver to KBI copies of all reports received by Buyer from third party consultants regarding the Locations within five (5) days of Buyer's receipt of such information. If the transactions provided for in this Agreement do not occur because this Agreement is terminated under Section 2.4, Sellers shall reimburse Buyer for the reasonable cost of all such reports and the cost of reasonable attorney and reasonable accounting fees incurred in preparation of this Agreement excluding the expenses of or consultant fees for any studies made or caused to be made by Buyer or BMHC to determine the feasibility of the Business. If the transactions provided for in this Agreement do not occur because of a breach of this Agreement by Buyer or a failure to perform by Buyer as required by this Agreement, then Buyer shall reimburse Sellers for any reasonable attorney and reasonable accounting fees incurred in preparation of this Agreement and the attached schedules. Notwithstanding any other provisions of this Agreement, if the transactions provided for in this Agreement do not occur because of the failure of a party to meet a condition precedent including, but not limited to, delivery of a document, such party shall have no liability to reimburse the other for any fees under this Section, so long as such party has used its best efforts to consummate the transactions.

         2.2      DUE DILIGENCE ACTIVITIES.

         Due Diligence shall include, but not be limited to:

                  2.2.1 Review the status of title to the Locations, including obtaining preliminary title insurance reports from a title insurer selected by Buyer.

                  2.2.2 Obtain and review the Phase I environmental audits of the Locations conducted by TRC Environmental Company. The cost of the Phase I environmental audits shall be paid by Buyer.

                  2.2.3    Review and conduct surveys of the Locations.

                  2.2.4 Review any appraisals previously obtained by KBI or Sellers of the Locations.

                  2.2.5 Review of the books and records of the Business including the financial records and tax records and customer records. Review procedures and policies for billing customers for work in progress.

                  2.2.6 Review and conduct a review of the Reference Balance Sheet, including the underlying working papers.

                  2.2.7 Review of KBI's employee compensation, benefits, and bonus plans;

                  2.2.8 Review of employee records of the Business including health, workers' compensation, and other benefit records and conduct interviews of key personnel.

                  2.2.9 Review of Equipment, Inventory, Trade Accounts Receivable and trade accounts payable of the Business.

                  2.2.10 Review and conduct an audit of the liabilities of KBI.

                  2.2.11 Obtain estoppel certificates from any lessors of real or personal property to the Company.

                  2.2.12   Review and obtain copies of all insurance policies.

                  2.2.13   Review and analyze KBI's accounting principles.

                  2.2.14   Review terms of leases for the Locations.

                  2.2.15 Buyer and Sellers shall jointly prepare the list of Excluded Assets and Excluded Liabilities to be included in SCHEDULE 1.15. Unless identified as an Excluded Asset, all assets used in connection with the Business shall be assets of the Company.

                  2.2.16 Contact key customers of the Company, in coordination with the Company, regarding the status of contracts with KBI and impact, if any, of KBI's assignment of contracts to the Company and Buyer's acquisition of forty-nine percent (49%) of the Interest in the Company.

                  2.2.17 Sellers shall fully cooperate with Buyer and shall promptly provide Buyer with all relevant information currently available that is requested by Buyer during the Due Diligence Period. In the event this Agreement is terminated for any reason, then all documents provided by Sellers to Buyer, and all copies made thereof, shall be returned to Sellers pursuant to the terms of the Confidentiality Agreement.

         2.3      CONFIDENTIALITY DURING DUE DILIGENCE.

         Buyer and Sellers acknowledge and agree that the parties desire to keep this transaction confidential (except for disclosure to employees of Buyer or Seller) until jointly announced or when required by law to be announced. Buyer and Sellers agree to abide by the terms of the Confidentiality Agreement.

         2.4      TERMINATION OF AGREEMENT.

         If during the Due Diligence Period Buyer discovers any problem or defect with respect thereto which constitutes a material impairment of the value of the Business, then Buyer may advise Sellers in writing on or before the expiration of the Due Diligence Period of the nature of each defect or problem with respect to the Business with the request that Sellers remedy each problem or defect prior to the Closing. Sellers may, within ten (10) days after receipt of notice from Buyer, correct such problems or terminate the Agreement by providing written notice to Buyer of termination.

         Buyer's failure to give written notice of Buyer's exercise of Buyer's right to cancel this Agreement in accordance with the foregoing provisions shall constitute Buyer's acceptance of the Business subject to the warranties and representations hereto and except for and limited to any problems or defects specified in Buyer's notice.

         2.5      EXCLUSIVE DEALING.

         Sellers agree that upon execution of this Agreement and until the Closing Date or termination of this Agreement, Sellers will not seek to sell the Business to any other party nor will Sellers accept or entertain any offers to acquire the Business from any other party.

                         ARTICLE III - PURCHASE AND SALE

         3.1      PURCHASE, SALE AND ISSUANCE.

         At Closing: (1) Knipp shall sell and convey to Buyer all of his Interest in the Company (2) KBI shall sell and convey to Buyer a portion of its Interests in the Company; and (3) the Company shall issue Interests in the Company to Buyer such that Buyer will acquire, in total, 49% of the Interests in the Company.


                  ARTICLE IV - DETERMINATION OF PURCHASE PRICE

         4.1      DETERMINATION.

         The Purchase Price to be paid by Buyer to Sellers shall be the total of the following: (1) $[Redacted] to Knipp (2) an amount to KBI equal to forty nine percent (49%) of the total capital of the Company, less the $[Redacted] paid to Knipp, and less the value of the BMHC Assets under Section 6.1. The total capital of the Company shall be the sum of : (1) $[Redacted]; (2) the Net Worth Adjustment divided by .49; and (3) the value of the BMHC Assets, using the Preliminary Closing Balance Sheet. For purposes of calculating the Preliminary Closing Balance Sheet, the Buyer and Sellers shall cause the preparation of and agree to the Preliminary Closing Balance Sheet on the Closing Date (subject to post closing adjustments provided for in Section 5.2) utilizing estimates when necessary which shall include the following asset values:

                  4.1.1    INVENTORY.

                  The Inventory value for the Closing Balance Sheet shall be the value determined as follows:

                           4.1.1.1  VALUATION.

                           A physical inventory count and valuation shall be
jointly conducted by Buyer and Sellers immediately preceding the Closing Date. The value of the Inventory (except as otherwise provided herein) shall be the lower of KBI's average or actual cost (the sum paid for the items net of any discounts or rebates taken or to be taken plus freight costs incurred to deliver the items to the Locations). Any Inventory items defined as damaged or obsolete shall be valued at net realizable value.

                           4.1.1.2  VALUATION OF FINISHED PRODUCT.

                           Finished trusses not yet delivered shall be jointly
counted by Buyer and Sellers immediately preceding the Closing Date and valued at 81% of the invoice price. Buyer and Sellers shall jointly inspect the finished trusses and any such items that are obsolete, damaged, cull lumber, misordered or otherwise unsaleable shall be valued at the net realizable value of such items.

Pursuant to a request for confidential treatment, selected information in this document has been omitted and separately filed with the Securities and Exchange Commission.

                           4.1.1.3  VALUATION OF MISCELLANEOUS INVENTORY ITEMS.

                           Miscellaneous items, including non-wood commodities
such as plates, nails, or fasteners shall be jointly counted by Sellers and Buyer immediately preceding the Closing Date, and valued at KBI's actual cost from normal sources of supply (the sum paid for the items net of any discounts or rebates taken or to be taken plus freight costs incurred to deliver the items to the Locations). Buyer and Sellers shall jointly inspect the miscellaneous inventory items, and such items that are obsolete or damaged shall be valued at net realizable value.

                           4.1.1.4  FINAL INVENTORY DETERMINATION.

                           Any and all disputes regarding any aspect of the
Inventory count and valuation process shall be negotiated between the parties. If an agreement cannot be reached, the dispute will be submitted to Lawrence W. Knipp and Richard F. Blackwood, or their designated agents and their decision shall be binding and conclusive. In the event said individuals cannot agree on the value of any item or items, they shall refer the matter to their respective outside certified public accountants to resolve. If the accountants cannot agree on the value, the accountants shall select a third accountant ("CPA") who shall be instructed based solely on the evidence of market value presented by the accountants, to determine which party's market value most closely approximates market value. The market value so selected shall be binding and conclusive. The foregoing dispute resolution procedure is referred to as the CPA Procedure.

                           4.1.1.5  INDEPENDENT ACCOUNTANT FEES.

                           The actual costs incurred for any services by CPA
pursuant to paragraph 4.1.1.5 shall be paid by the party whose estimated value is furthest from the value determined by CPA. Sellers and Buyer shall each pay for the costs incurred by each party for counting the Inventory including any payroll, overtime or travel expenses and for their own outside certified public accountant.

         4.2      ALLOCATION OF PURCHASE PRICE.

         The parties shall mutually agree to the allocation of the Purchase Price among the assets pursuant to Sections 755 and 1060 of the Internal Revenue Code. Such allocation shall be made on a tax basis, except for real estate to which Purchase Price shall be allocated based on fair market value. Any amounts of Purchase Price in excess of that allocated to assets on a tax basis and on the basis of fair market value of real estate shall be allocated to goodwill.

                          ARTICLE V - TERMS OF PAYMENT

         5.1      PAYMENT DUE AT CLOSING.

         At Closing, Buyer shall pay to the Sellers an amount estimated to equal the Purchase Price as determined in Article IV. Such payment shall consist of immediately available funds.

         5.2      POST CLOSING ADJUSTMENT.

         Buyer and Sellers agree that during a period of one hundred twenty
(120) days following the Closing Date ("Post Closing Adjustment Period"), Buyer and Sellers will determine the adjustments to be made to the Preliminary Closing Balance Sheet to arrive at the Closing Balance Sheet and final determinations of the Net Worth Adjustment based on the Closing Balance Sheet. Adjustments shall include but not be limited to: (1) uncollected Trade Accounts Receivable provided for in Section 10.1; (2) rebates received by KBI after Closing for goods purchased prior to Closing; (3) returns and allowances for goods sold or delivered prior to Closing; (4) changes in the liabilities of the Business as of the Closing Date; and (5) changes in the tax reserves or other reserves of the Business as of the Closing Date. Within one hundred twenty (120) days after the Closing Date, Buyer and Sellers shall submit to the other all adjustments (together with supporting detail) they believe should be made to the Estimated Purchase Price determined at Closing in order to arrive at the Closing Balance Sheet. Sellers and Buyer shall have forty-five (45) days after receipt of such list of adjustments to object to any of the adjustments in writing to each other. Any adjustments that are not objected to during such forty-five (45) day period shall be deemed to be agreed to by the other party. Buyer and Sellers agree to negotiate and attempt to resolve in good faith any adjustments to which objections have been raised during the period of ten (10) days following receipt of objections. Any adjustments to the Estimated Purchase Price that either party has objected to and has not been resolved during the ten (10) day period following the objection shall be settled in accordance with the CPA Procedure. At the end of the Post Closing Adjustment Period, Buyer and Sellers agree to pay to each other, in immediately available funds, the amounts owed, if any, by either party to the other party to the other as a result of any differences between the Preliminary Closing Balance Sheet and the Closing Balance Sheet; provided that if the Post Closing Adjustment is less than $50,000 no adjustment shall be made. The Post Closing Adjustment shall not be considered an item of Damages for purposes of Article XIII.


               ARTICLE VI - CAPITAL CONTRIBUTIONS; BMHC EMPLOYEES;

         6.1      CAPITAL CONTRIBUTIONS AT CLOSING.

         At Closing, BMHC shall (1) contribute to the Company the BMHC Assets;
(2) assign to the Company the leases for BMHC assets; and (3) provide a bill of sale for other assets to be transferred to the Company.

         6.2      VALUATION OF BMHC CAPITAL CONTRIBUTION.

         The BMHC Assets to be contributed to the Company at Closing shall be valued as follows:

                  6.2.1    BMHC EQUIPMENT.

                  The BMHC Equipment value shall be the net book value of the Equipment as of the Closing Date.

                  6.2.2    THE BMHC INVENTORY.

                  The BMHC Inventory shall be the value as determined as follows:

                           6.2.2.1  VALUATION OF FINISHED PRODUCT.

                           A physical inventory count and valuation shall be
jointly conducted by Buyer and Sellers immediately preceding the Closing Date. The value of the BMHC Inventory (except as otherwise provided herein) shall be the lower of BMHC's average or actual cost (the sum paid for the items net of any discounts or rebates taken or to be taken plus freight costs incurred to deliver the items to the Property). Any Inventory items defined as damaged or obsolete shall be valued at net realizable value.

                           6.2.2.2  VALUATION OF MISCELLANEOUS INVENTORY ITEMS.

                           Miscellaneous items, including non-wood commodities
such as plates, nails, or fasteners shall be jointly counted by Sellers and Buyer immediately preceding the Closing Date, and valued at BMHC's actual cost from normal sources of supply (the sum paid for the items net of any discounts or rebates taken or to be taken plus freight costs incurred to deliver the items to the Property). Buyer and Sellers shall jointly inspect the miscellaneous inventory items, and such items that are obsolete or damaged shall be valued at net realizable value.

                           6.2.2.3  FINAL INVENTORY DETERMINATION.

                           Any and all disputes regarding any aspect of the
Inventory count and valuation process shall be negotiated between the parties. If an agreement cannot be reached, the dispute will be submitted to Lawrence W. Knipp and Richard L. Blackwood, or their designated agents and their decision shall be binding and conclusive. In the event said individuals cannot agree on the value of any item or items, they shall resolve the dispute in accordance with the CPA Procedure.

                           6.2.2.4 INVENTORY COSTS.

                           The actual costs incurred for any services by CPA
pursuant to paragraph 4.1.1.5 shall be paid by the party whose estimated value is furthest from the value determined by CPA. Sellers and Buyer shall each pay for the costs incurred by each party for counting the Inventory including any payroll, overtime or travel expenses and for their own outside certified public accountant.

         6.3      EMPLOYEES OF BMHC.

                  6.3.1    DEFINITION .

                  BMHC has provided to Sellers a list of all persons employed by BMHC's subsidiary at its location in Phoenix, Arizona ("Employees").

                  6.3.2    TERMINATION.

                  On the day immediately preceding the Closing Date, BMHC shall cause all of the Employees to be terminated from employment. BMHC shall be solely responsible for any liabilities arising out of termination of the Employees.

                  6.3.3    EMPLOYMENT.

                  The Company shall offer employment to all of the terminated Employees listed on SCHEDULE 6.3.3 at the same base rate of compensation which said persons were paid by BMHC's subsidiary immediately prior to termination and upon the same terms and conditions as the Company's current employees, including immediate inclusion of the Employees in all of the Company's employment benefit plans. The term "base rate of compensation" shall mean the hourly wage rate or monthly salary paid to each employee and shall not include any bonus, profit sharing, or supplemental pay. The Company shall credit each Employee who becomes the Company's employee with the years of service recognized by BMHC for each employee for purposes of the Company's employee policies.

                  6.3.4    LIABILITIES.

                  BMHC shall retain responsibility for all liabilities arising out of the operation of the Phoenix location prior to the Closing.


                      ARTICLE VII - [INTENTIONALLY OMITTED]

          ARTICLE VIII - REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Sellers hereby represent and warrant to Buyer as follows, and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed remade as of Closing that the following matters regarding the business are true and correct:

         8.1      ORGANIZATION AND CORPORATE POWER.

         The Company is a limited liability company duly formed and validly existing under the laws of the state of Delaware and the Company is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted. The copies of the Company's charter documents and operating agreement that have been furnished to Buyer reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

         8.2      CONDUCT OF BUSINESS.

         Prior to the Closing, the Company has not conducted any business nor has it incurred any material liability.

         8.3 CAPITAL ACCOUNTS AND RELATED MATTERS.

         As of the Closing, the Interests in the Company which are issued and outstanding are owned, beneficially and of record, by KBI and Knipp and no other Interests in the Company are issued and outstanding as of the Closing. The Company does not have outstanding and has not agreed, orally or in writing, to issue any Interests or securities convertible or exchangeable for any Interests, nor does it have outstanding nor has it agreed, orally or in writing, to issue any Interests or rights to purchase or otherwise acquire its Interests except as provided in the Operating Agreement. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Interests. The Company has not violated any applicable securities laws or regulations in connection with the offer or sale of its Interests other than violations that have been, or will before the Closing have been, corrected by post-issuance filings. All of the outstanding Interests are validly issued, fully paid, and nonassessable except with respect to additional capital contributions. Sellers have, and upon purchase thereof pursuant to the terms of this Agreement Buyer will have, good and indefeasible title to the Company's Interests as of the Closing Date, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as imposed by securities laws and the Operating Agreement.

         8.4 SUBSIDIARIES; AFFILIATES

         The Company does not own or hold any rights to acquire any shares of stock or any other security or interest in any other company or entity.

         8.5 CONDUCT OF BUSINESS; LIABILITIES.

         The Business is not in default, no condition exists that with notice or lapse of time would constitute a default under (1) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which the Business is a party or by which the Business or the properties of the Business are bound or (2) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the Business, financial condition, or results of operations of the Business.

         8.6      FINANCIAL STATEMENTS.

         The Financial Statements fairly present the financial position of the Business and the results of operations for the period then ended and have been prepared in accordance with generally accepted accounting principles consistently applied and depreciation is accounted for on a tax basis. Except as contemplated by or permitted under this Agreement, there are no adjustments that would be required on audit of the Financial Statements that would, individually or in the aggregate, have a material adverse effect upon the Business's reported financial condition or results of operations.

         8.7      NO UNDISCLOSED LIABILITIES.

         The Business does not have any material liabilities or obligations of any nature (absolute, accrued, contingent, or otherwise) except (1) as set forth or reflected on the Reference Balance Sheet (or described in the notes thereto),
(2) liabilities incurred in the ordinary course of the Business and consistent with past practices since the date of the Reference Balance Sheet, or (iii) as set forth in SCHEDULE 8.8.

         8.8      ABSENCE OF CERTAIN CHANGES.

         Except as contemplated or permitted by this Agreement or as described in SCHEDULE 8.8, with respect to KBI and the Company, since the date of the Reference Balance Sheet there has not been:

                  8.8.1 Any material adverse change in the Business, prospects of the Business, financial condition, operations, or assets;

                  8.8.2 Any damage, destruction, or loss, whether covered by insurance or not materially adversely affecting the Business or its properties;

                  8.8.3 Any sale or transfer of any tangible or intangible asset other than in the ordinary course of the Business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset of the Business, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;

                  8.8.4 Any declaration, setting aside, or payment of a distribution in respect of or the redemption or other repurchase by the Business of any equity securities of the Business;

                  8.8.5 Any material transaction to which KBI or the Company is a party not in the ordinary course of the Business;

                  8.8.6 The lapse of any material trademark, assumed name, trade name, service mark, copyright, or license or any application with respect to the Business;

                  8.8.7 Without prior notice to Buyer and Buyer consenting thereto, a grant of any increase in the compensation of officers or employees of the Business (including any such increase pursuant to any bonus, pension, profit-sharing, or other plan) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of the Business and in accordance with past practice;

                  8.8.8 The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of the Business;

                  8.8.9 The making of any material loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of the Business and the shareholder loans; or

                  8.8.10   An agreement to do any of the foregoing.

         8.9      TITLE AND RELATED MATTERS.

         Except as set forth in SCHEDULE 8.9, the Business will have on the Closing Date good and indefeasible title to all of its property, real and personal, and other assets included in the Reference Balance Sheet (except properties and assets sold or otherwise disposed of subsequent to the date of Reference Balance Sheet in the ordinary course of the Business or as contemplated in this Agreement), free and clear of all security interests, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, except (1) statutory liens for property taxes not yet delinquent or payable subsequent to the date of this Agreement and statutory or common law liens securing the payment or performance of any obligation of the Company, the payment or performance of which is not delinquent, or that is payable without interest or penalty subsequent to the date on which this representation is given, or the validity of which is being contested in good faith by the Company;
(2) the rights of customers of the Business with respect to inventory under orders or contracts entered into by the Business in the ordinary course of business; and (3) claims, easements, liens, and other encumbrances of record pursuant to filings under real property recording statutes.

         8.10     LITIGATION.

         Except as set forth in SCHEDULE 8.10, there are no material actions, suits, proceedings, orders, investigations, or claims pending or overtly threatened against the Business or the Company or any property of the Company, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries; and, to the best knowledge of Sellers , there is no basis for any of the foregoing.

         8.11     TAX MATTERS.

         Except as set forth on SCHEDULE 8.11, (1) KBI has correctly prepared in all material respects and has filed all federal, state, local, and foreign tax returns and reports heretofore required to be filed with respect to KBI's operations and activities and all taxes have been paid shown as due thereon; (2) no taxing authority has asserted any deficiency in the payment of any tax or informed the Company or KBI that it intends to assert any such deficiency or to make any audit or other investigation of the Business for the purpose of determining whether such a deficiency should be asserted against the Company;
(3) KBI has made provision in the Reference Balance Sheet for payment of all federal, state and local taxes that have been incurred but are not currently due; and (4) KBI has properly elected to be treated as a subchapter S corporation for tax purposes and has complied with all requirements to be taxed as a subchapter S corporation. "Taxes" means all taxes, charges, fees, levies, or other assessments of any nature, including, but not limited to, income, excise, gross receipts, property, sales, use, AD VALOREM, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security, and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies, or other assessments.

         8.12     COMPLIANCE WITH LAWS.

         The conduct of the Business is in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it. Neither Sellers nor the Company has received any notice of any asserted present or past failure by the Business to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees, including Environmental Laws or ERISA.

         8.13     NO BROKERS.

         There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the purchase based on any arrangement or agreement binding upon any of the parties hereto.

         8.14     INSURANCE.

         SCHEDULE 8.14 contains a list of each insurance policy maintained on the Business with respect to its properties and assets, and each such policy is in full force and effect. The Business is not in material default with respect to its obligations under any such policy maintained by it. The Business has not been notified of the cancellation of any of the insurance policies listed on
SCHEDULE 8.14 or of any material increase in the premiums to be charged for such insurance policies.

         8.15     EMPLOYEES AND LABOR RELATIONS MATTERS.

                  8.15.1 To Sellers' best knowledge, no executive or key employee of the Business or any group of employees of the Business has any plans to terminate employment with the Business;

                  8.15.2 The Business has complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, Americans With Disabilities Act, and the payment of social security and other taxes;

                  8.15.3 There is no unfair labor practice charge, complaint, or other action against the Business pending or, to Sellers' best knowledge, threatened before the National Labor Relations Board and the Business is not subject to any order to bargain by the National Labor Relations Board;

                  8.15.4 No questions concerning collective bargaining representation have been raised or, to Sellers' best Knowledge, are threatened with respect to employees of the Business;

                  8.15.5 No grievance that might have a material adverse effect on the Business and no arbitration proceeding arising out of or under any collective bargaining agreement is pending, and, to Sellers' best Knowledge, no basis exists for any such grievance or arbitration proceeding; and

                  8.15.6 No employee of the Business is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with persons other than the Company relating to the present business activities of the Business.

                  8.15.7 All employees of the Business have provided documentation required by the Immigration and Naturalization Act and regulations and such documentation is on file with the Business.

         8.16     DISCLOSURE.

         Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to Buyer with respect to this Agreement contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. Sellers have not intentionally concealed any fact known by such person to have a material adverse effect upon the Business's existing or expected financial condition, operating results, assets, customer relations, employee relations, or business prospects taken as a whole.

         8.17     POWER OF ATTORNEY.

         There are no powers of attorney except with respect to tax matters or similar authorization given by the Company is presently in effect.

         8.18     TRADE ACCOUNTS RECEIVABLE AND TRADE ACCOUNTS PAYABLE.

         All Trade Accounts Receivable that are reflected on the Reference Balance Sheet or the Preliminary Closing Balance Sheet represent valid and collectible obligations arising from sales actually made or services actually performed in the ordinary course of the Business. There is no material contest, claim, or right of set-off, other than returns in the ordinary course of Business with any obligor of a Trade Account Receivable relating to the amount or validity of such Trade Account Receivable.

         All Trade Accounts Payable that are reflected on the Reference Balance Sheet or the Preliminary Closing Balance Sheet represent valid obligations of the Business arising from the acquisition of goods and services by the Business in the ordinary course of the Business. There is no material contest or claim with respect to the amount or validity of such Trade Accounts Payable.

         8.19     AGREEMENTS AND COMMITMENTS.

         SCHEDULE 8.19 contains a complete list of each customer master contract and each other contract to which the Business is a party that provides for payments in excess of $5,000 per year or whose term is in excess of one year and is not cancelable upon 30 or fewer days' notice without any liability, penalty, or premium, other than a nominal cancellation fee or charge. Except as otherwise set forth in SCHEDULE 8.19:

                  8.19.1 The Business has no collective bargaining or union contracts agreement in effect or being negotiated;

                  8.19.2 There is no labor strike, dispute, request for representation, slowdown, or stoppage pending or, to Sellers' best Knowledge, threatened against the Business;

                  8.19.3 The Business is not in material default under any such agreements, nor does there exist any event that, with notice or the passage of time or both, would constitute a material default or event of default by the Business under any such agreement.

                  8.19.4 The change of control of the Business will not be a breach of or default under any such agreements.

                  8.19.5 No third party consents are required or needed in order to make these representations after consummation of the transactions provided for in this Agreement.

         8.20     PERSONAL PROPERTY.

         Without material exception, SCHEDULE 8.20 contains lists of all tangible personal property and assets used in the conduct of the Business. Except as set forth in SCHEDULE 8.20, the Company on the Closing Date will own and have good title to such properties and none of such properties is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance (except for liens for current taxes, assessments, charges, or other governmental levies not yet due and payable). Sellers have delivered to Buyer copies of all leases and other agreements relating to property described in SCHEDULE 8.20 (including any and all amendments and other modifications to such leases and other agreements) all of which are valid and binding, and the Business is not in material default under any such leases or agreements in any material respects, which are described on SCHEDULE 8.20. Except as set forth in
SCHEDULE 8.20, all material properties listed therein are generally in good operating condition and repair (ordinary wear and tear excepted), are performing satisfactorily, and are available for immediate use in the conduct of the Business and operations of the Company. All such tangible personal property is in compliance in all material respects with all applicable statutes, ordinances, rules, and regulations. The properties listed in SCHEDULE 8.20 include substantially all such properties necessary to conduct the Business.

         8.21     REAL PROPERTY.

         Without material exception, SCHEDULE 8.21 contains a list of all real property currently owned or leased and used or useful in the conduct of the Business other than Excluded Assets. Except as set forth in SCHEDULE 8.21, the Company on the Closing Date will have good and marketable fee simple title to all of the real property listed as owned in SCHEDULE 8.21, except liens for real estate taxes, assessments, charges, or other governmental levies not yet due and payable and except for easements, rights of way, and restrictions of record as evidenced in title insurance policies to be issued on or prior to the Closing Date. Sellers have delivered to Buyer copies of all leases listed in SCHEDULE
8.21 (including any and all amendments and other modifications of such leases), which leases are valid and binding in all material respects. The Business is not in material default under any such leases. All property listed in SCHEDULE 8.21 (including improvements thereon) is in satisfactory condition and repair consistent with its present use and is available for immediate use in the conduct of the Business. Except as set forth in SCHEDULE 8.21, none of the property listed in SCHEDULE 8.21 or subject to leases listed in SCHEDULE 8.21 violates in any material respect any applicable building or zoning code or regulation of any governmental authority having jurisdiction. The property and leases described in SCHEDULE 8.21 include all such property or property interests necessary to conduct the Business.

         8.22     PERSONNEL.

         Sellers have provided to Buyer a true and complete list of:

                  8.22.1 The names, title, and current salaries of all officers of the Business as of the Closing Date;

                  8.22.2 The wage rates (or ranges, if applicable) for each class of exempt and nonexempt, salaried and hourly employees of the Business;

                  8.22.3 All scheduled or contemplated increases in compensation or bonuses; and

                  8.22.4   All scheduled or contemplated employee promotions.

         8.23     PATENTS, TRADEMARKS, TRADE NAMES, ETC.

         Sellers have no patents, trademarks, trade names, service marks, and copyrights, presently owned or held subject to license by the Company as of the Closing Date. The Business has not been operated and is not operating in a manner that materially infringes the proprietary rights of any other person in any patents, trademarks, trade names, service marks, copyrights, or confidential information. The Sellers have not received any written notice of any infringement or unlawful use of such property.

         8.24     ERISA AND RELATED MATTERS.

         SCHEDULE 8.24 sets forth a description of all "Employee Welfare Benefit Plans" and "Employee Pension Benefit Plans" (as defined in ss.ss. 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) existing on the date hereof that are or have been maintained or contributed to by KBI. Except as listed on SCHEDULE 8.24, KBI does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of the Business, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "Employee Benefit Plan" (as defined in ss. 3(3) of ERISA), for which the Company may have any ongoing material liability after Closing. KBI does not maintain nor has ever contributed to any Multiemployer Plan as defined by ss. 3(37) of ERISA. KBI does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no nonexempt "prohibited transactions" (as described in ss. 406 of ERISA or ss. 4975 of the Code) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by KBI as to which KBI has been a party. As to any employee pension benefit plan listed on SCHEDULE 8.24 and subject to Title IV of ERISA, there have been no reportable events (as such term is defined in ss. 4043 of ERISA).

         8.25     ENVIRONMENTAL MATTERS.

                  8.25.1 KBI has at all times been operated, and is, in compliance in all material respects, with all Environmental Laws, including all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all applicable Environmental Laws;

                  8.25.2 KBI has obtained and will assign to the Company at Closing, and is materially in compliance with, all permits required by all Environmental Laws ("Environmental Permits"), including, without limitation, those regulating emissions, discharges, or releases of Hazardous Substances, or the use, storage, treatment, transportation, release, emission and disposal, of raw materials, by-products, wastes, and other substances used or produced by the Business, and the Business has made all appropriate material filings for issuance or renewal of such Environmental Permits;

                  8.25.3 There are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries, or proceedings pending or, to Sellers' best Knowledge, threatened against the Business that are based on or related to any Environmental Matters or the failure of the Business to have any required Environmental Permits;

                  8.25.4 There are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans that may: (1) interfere with or prevent continued compliance by the Company with Environmental Laws and the requirements of Environmental Permits;
(2) give rise to any liability or other obligation under any Environmental Laws that may require the Business to incur any actual Environmental Costs; or (3) form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against or involving the Company based on or related to any Environmental Matter or which could require the Company to incur any Environmental Costs;

                  8.25.5 KBI has not received any notice or other communication that KBI is or may be a potentially responsible person or otherwise liable in connection with any waste disposal site used or maintained or that is otherwise related to the Business allegedly containing any Hazardous Substances, or other location used for the disposal of any Hazardous Substances, or notice of any failure of the Business to comply with any Environmental Law or the requirements of any Environmental Permit;

                  8.25.6 KBI has not been at any time requested or required by any governmental entity having jurisdiction under any Environmental Laws to perform any investigative or remedial activity or other action in connection with any Environmental Matter in respect of the Business;

                  8.25.7 To the best Knowledge of Sellers, KBI has not used any waste disposal site, or otherwise disposed of or transported any Hazardous Substances. KBI has not arranged for the transportation of any Hazardous Substances to any place or location, in violation of any Environmental Laws;

                  8.25.8 There has been no release of any Hazardous Substances at, on, about, under, or within any assets or properties currently or formerly owned, leased, or controlled by the Business (other than pursuant to and in accordance with Environmental Permits held by the Business) and all of the assets and real property owned or leased by KBI are free of any Hazardous Substances.

          ARTICLE IX - REPRESENTATIONS AND WARRANTIES OF BMHC AND BUYER

         Buyer hereby represents and warrants to the Sellers as follows, and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed remade as of Closing:

         9.1      LEGAL STATUS.

         Each of BMHC and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and prior to Closing, it will be qualified or licensed to do business in all states in which failure to do so would have a material adverse effect on BMHC.

         9.2      AUTHORITY.

         Each of BMHC and Buyer has full power and authority to execute and perform this Agreement and all action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this shall be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Neither the execution nor the performance of this Agreement will violate the terms or any provision of BMHC's or Buyer's Certificate of Incorporation, or any note, loan agreement, commitment agreement, lease or other material contract or agreement to which BMHC or Buyer is a party, including any loan agreement which it will become a party to as a result of or in connection with this transaction.

         9.3      TITLE AND RELATED MATTERS.

         BMHC or its subsidiary, BMC West Corporation, will have on the Closing Date good and indefeasible title to all of the BMHC Assets to be transferred to the Company, free and clear of all security interests, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, except for the rights of customers of the BMHC's business conducted in Phoenix, Arizona, with respect to inventory under orders or contracts entered into by the BMHC's business conducted in Phoenix, Arizona, in the ordinary course of business.

         9.4      LITIGATION.

         There are no material actions, suits, proceedings, orders, investigations, or claims pending or overtly threatened against BMHC or the Buyer involving BMHC's operation in Arizona or any of the BMHC Assets, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; BMHC and the Buyer are not subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries; and, to the best knowledge of each of them, there is no basis for any of the foregoing.

         9.5      COMPLIANCE WITH LAWS.

         The conduct of BMHC's business at its location in Phoenix, Arizona is in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it. BMHC has not received any notice of any asserted present or past failure by it to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees, including Environmental Laws or ERISA.

         9.6      NO BROKERS.

         There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with this transaction based on any arrangement or agreement binding upon any of the parties hereto.

         9.7      EMPLOYEES AND LABOR RELATIONS MATTERS.

                  9.7.1 To BMHC's best Knowledge, no key employee of BMHC's business operations in Phoenix, Arizona or any group of such employees has any plans to terminate employment with the Business;

                  9.7.2 BMHC's business operation in Phoenix, Arizona has complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, Americans With Disabilities Act, and the payment of social security and other taxes;

                  9.7.3 There is no unfair labor practice charge, complaint, or other action against BMHC's business operation in Phoenix, Arizona pending or, to BMHC's best knowledge, threatened before the National Labor Relations Board and BMHC's business operation in Phoenix, Arizona is not subject to any order to bargain by the National Labor Relations Board;

                  9.7.4 No questions concerning representation have been raised or, to BMHC's best Knowledge, are threatened with respect to employees of BMHC's business operation in Phoenix, Arizona.

                  9.7.5 No grievance that might have a material adverse effect on BMHC's business operation in Phoenix, Arizona and no arbitration proceeding arising out of or under any collective bargaining agreement is pending, and, to BMHC's best Knowledge, no basis exists for any such grievance or arbitration proceeding;

                  9.7.6 No employee of BMHC's business operation in Phoenix, Arizona is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with persons other than BMHC and its subsidiary; and

                  9.7.7 All employees of BMHC's business operation in Phoenix, Arizona have provided documentation on file with BMHC required by the Immigration and Naturalization Act and regulations.

         9.8      DISCLOSURE.

         Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to Sellers with respect to this Agreement contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. BMHC has not intentionally concealed any fact known by such person to have a material adverse effect upon the Business's existing or expected financial condition, operating results, assets, customer relations, employee relations, or business prospects taken as a whole.

         9.9      AGREEMENTS AND COMMITMENTS.

         SCHEDULE 9.9 contains a complete and accurate list of each contract, instrument, and commitment (including license agreements) to which BMHC's business operation in Phoenix, Arizona is a party that provides for payments in excess of $5,000 per year or whose term is in excess of one year and is not cancelable upon 30 or fewer days' notice without any liability, penalty, or premium, other than a nominal cancellation fee or charge. Except as otherwise set forth in SCHEDULE 9.9.

                  9.9.1 BMHC's business operation in Phoenix, Arizona has no collective bargaining or union contracts agreement in effect or being negotiated;

                  9.9.2 There is no labor strike, dispute, request for representation, slowdown, or stoppage pending or, to BMHC's best Knowledge, threatened against the BMHC's business operation in Phoenix, Arizona;

                  9.9.3 BMHC's business operation in Phoenix, Arizona is not in material default under any such agreements, nor does there exist any event that, with notice or the passage of time or both, would constitute a material default or event of default by BMHC's business operation in Phoenix, Arizona under any such agreement.

                  9.9.4 The change of control of BMHC's business operation in Phoenix, Arizona will not be a breach of or default under any such agreements.

                  9.9.5 No third party consents are required or needed in order to make these representations after consummation of the transactions provided for in this Agreement.

         9.10     PERSONAL PROPERTY.

         Without material exception, SCHEDULE 9.10 contains lists of all tangible personal property and assets used in the conduct of BMHC's business operation in Phoenix, Arizona. Except as set forth in SCHEDULE 9.10, BMHC or its subsidiary, BMC West Corporation, on the

Closing Date will own and have good title to such properties and none of such properties is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance (except for liens for current taxes, assessments, charges, or other governmental levies not yet due and payable). BMHC has delivered to Seller copies of all leases and other agreements relating to property described in SCHEDULE 9.9 (including any and all amendments and other modifications to such leases and other agreements) all of which are valid and binding, and BMHC's business operation in Phoenix, Arizona is not in material default under any such leases or agreements in any material respects, which are described on SCHEDULE 9.10. Except as set forth in SCHEDULE 9.10, all material properties listed therein are generally in good operating condition and repair (ordinary wear and tear excepted), are performing satisfactorily, and are available for immediate use in the conduct of BMHC's business operation in Phoenix, Arizona. All such tangible personal property is in compliance in all material respects with all applicable statutes, ordinances, rules, and regulations. The properties listed in SCHEDULE 9.10 include substantially all such properties necessary to conduct BMHC's business operation in Phoenix, Arizona.

         9.11     REAL PROPERTY.

         Without material exception, SCHEDULE 9.11 contains a list of all real property currently owned or leased and used or useful in the conduct of BMHC's business operation in Phoenix, Arizona. BMHC has delivered to Sellers copies of all leases listed in SCHEDULE 9.11 (including any and all amendments and other modifications of such leases), which leases are valid and binding in all material respects. BMHC's business operation in Phoenix, Arizona is not in material default under any such leases. All property listed in SCHEDULE 9.11 (including improvements thereon) is in satisfactory condition and repair consistent with its present use and is available for immediate use in the conduct of BMHC's business operation in Phoenix, Arizona. Except as set forth in
SCHEDULE 9.11, none of the property listed in SCHEDULE 9.11 or subject to leases listed in SCHEDULE 9.11 violates in any material respect any applicable building or zoning code or regulation of any governmental authority having jurisdiction. The property and leases described in SCHEDULE 9.11 include all such property or property interests necessary to conduct BMHC's business operation in Phoenix, Arizona.

         9.12     PERSONNEL.

         SCHEDULE 9.12 sets forth a true and complete list of:

                  9.12.1 The names, title, and current salaries of all employees of BMHC's business operation in Phoenix, Arizona as of the Closing Date;

                  9.12.2 The wage rates (or ranges, if applicable) for each class of exempt and nonexempt, salaried and hourly employees of BMHC's business operation in Phoenix, Arizona.

                  9.12.3 All scheduled or contemplated increases in compensation or bonuses; and

                  9.12.4   All scheduled or contemplated employee promotions.

         9.13     ERISA AND RELATED MATTERS.

         SCHEDULE 9.13 sets forth a description of all "Employee Welfare Benefit Plans" and "Employee Pension Benefit Plans" (as defined in ss.ss. 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) existing on the date hereof that are or have been maintained or contributed to by BMHC or its subsidiary. Except as listed on SCHEDULE 9.13, BMHC or its subsidiary does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of the business operated by BMHC in Phoenix, Arizona, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "Employee Benefit Plan" (as defined in ss. 3(3) of ERISA), for which the business operated by BMHC in Phoenix, Arizona may have any ongoing material liability after Closing. BMHC or its subsidiary does not maintain nor has it ever contributed to any Multiemployer Plan as defined by ss. 3(37) of ERISA. BMHC or its subsidiary does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. BMHC or its subsidiary has no nonexempt "prohibited transactions" (as described in ss. 406 of ERISA or ss. 4975 of the Code) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by BMHC or its subsidiary as to which BMHC or its subsidiary has been a party. As to any employee pension benefit plan listed on SCHEDULE 9.13 and subject to Title IV of ERISA, there have been no reportable events (as such term is defined in ss. 4043 of ERISA).

         9.14     ENVIRONMENTAL MATTERS.

                  9.14.1 The business operated by BMHC in Phoenix, Arizona has at all times been operated, and is, in compliance in all material respects, with all Environmental Laws, including all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all applicable Environmental Laws;

                  9.14.2 The business operated by BMHC in Phoenix, Arizona has obtained and will assign to the Company at Closing, and is materially in compliance with, all permits required by all Environmental Laws ("Environmental Permits"), including, without limitation, those regulating emissions, discharges, or releases of Hazardous Substances, or the use, storage, treatment, transportation, release, emission and disposal, of raw materials, by-products, wastes, and other substances used or produced by the business operated by BMHC in Phoenix, Arizona and it has made all appropriate material filings for issuance or renewal of such Environmental Permits;

                  9.14.3 There are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries, or proceedings pending or, to BMHC's best Knowledge, threatened against the business operated by BMHC in Phoenix, Arizona that are based on or related to any Environmental Matters or the failure of it to have any required Environmental Permits;

                  9.14.4 There are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans that may: (1) interfere with or prevent continued compliance by the business operated by BMHC in Phoenix, Arizona with Environmental Laws and the requirements of Environmental Permits; (2) give rise to any liability or other obligation under any Environmental Laws that may require it to incur any actual Environmental Costs; or (3) form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against or involving it based on or related to any Environmental Matter or which could require it to incur any Environmental Costs;

                  9.14.5 The business operated by BMHC in Phoenix, Arizona has not received any notice or other communication that it is or may be a potentially responsible person or otherwise liable in connection with any waste disposal site used or maintained or that is otherwise related to it allegedly containing any Hazardous Substances, or other location used for the disposal of any Hazardous Substances, or notice of any failure of it to comply with any Environmental Law or the requirements of any Environmental Permit;

                  9.14.6 The business operated by BMHC in Phoenix, Arizona has not been at any time requested or required by any governmental entity having jurisdiction under any Environmental Laws to perform any investigative or remedial activity or other action in connection with any Environmental Matter in respect of it.

                  9.14.7 To BMHC's best Knowledge, the business operated by BMHC in Phoenix, Arizona has not used any waste disposal site, or otherwise disposed of or transported, any Hazardous Substances. BMHC has not arranged for the transportation of any Hazardous Substances to any place or location, in violation of any Environmental Laws;

                  9.14.8 There has been no release of any Hazardous Substances at, on, about, under, or within any assets or properties currently or formerly owned, leased, or controlled by the business operated by BMHC in Phoenix, Arizona(other than pursuant to and in accordance with Environmental Permits held by the Business) and all of the assets and real property owned or leased by it are free of any Hazardous Substances.


             ARTICLE X - COLLECTION OF RECEIVABLES; CUSTOMER CLAIMS

         10.1     COLLECTION.

         KBI guarantees to Buyer the collectibility of all of the Trade Accounts Receivable. During the Post Closing Adjustment Period, the Company shall use its best efforts to collect the Trade Accounts Receivable. If any of the Trade Accounts Receivable are determined to be uncollectible during the Post Closing Adjustment Period , Sellers shall pay to Buyer the amount of such uncollected Trade Accounts Receivable at the end of the Post Closing Adjustment Period.

         10.2     CUSTOMER CLAIMS AND RETURNS.

         During the Post Closing Adjustment Period, the Company shall honor any reasonable claims by customers of the Company for returns of goods relating to invoices issued prior to the Closing Date. The Company shall report any such returns to KBI and Buyer. Any returns of goods relating to invoices issued prior to the Closing Date that are of a quality resalable in the ordinary course of business shall result in a payment by KBI to Buyer in the amount of the gross profit margin on the goods. KBI shall pay to the Company the total amount of credits in excess of any reserves as of the Closing Date for returned goods.


                          ARTICLE XI - BMHC'S COVENANTS

         BMHC covenants and agrees to take and shall take all actions necessary to cause Buyer to comply with the terms of this Agreement and to cause Buyer to carry out the obligations and transactions provided for in this Agreement.


                            ARTICLE XII - [RESERVED]

                            ARTICLE XIII - INDEMNITY

         13.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All of the representations and warranties of the Sellers contained in
Article VIII or made otherwise herein or in any documents delivered in connection with the Closing shall survive the Closing and continue in full force and effect for a period of two (2) years (the "Survival Period") provided that the representations contained in Sections 8.1, 8.3, 8.11, and 8.24 shall survive indefinitely. All representations and warranties of BMHC and Buyer contained in this Agreement or in any documents delivered in connection with the Closing shall continue in full force and effect for the Survival Period except the representations in Sections 9.1 and 9.2 shall survive indefinitely.

         13.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS.

         Sellers will indemnify and hold harmless Buyer for, and will pay to Buyer the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with the following provided that the aggregate amount of Damages from all indemnification claims must exceed a threshold of $100,000; provided that if Damages exceed $100,000, Seller shall be responsible for all Damages:

                  13.2.1 any breach of any of the representations, warranties, covenants or obligations in this Agreement by Sellers, or any other certificate or document delivered by the Company or Sellers pursuant to this Agreement;

                  13.2.2 any product shipped or manufactured by, or any services provided by the Business prior to the Closing Date;

                  13.2.3 any claims by any person for a brokerage or finder's fee or commission or similar payment based upon any alleged agreement with the Company or Sellers.

To the extent any claim for indemnification is covered by applicable insurance, Buyer agrees that the Company must first seek recovery from such insurance and the indemnification claim shall be reduced to the extent of any such insurance proceeds actually paid to Buyer.

         The party seeking indemnification shall be paid the amount of the claim within ninety (90) days after submission of the claim. If there is any disagreement on the right of the Indemnified Party to payment of the claim or the amount of the claim, the parties shall submit the dispute to non-binding mediation with CPA. Mediation shall occur within sixty (60) days after the expiration of the payment date. If mediation does not result in resolution of the claim, the parties may pursue any legal remedies available to them.

         Except with respect to Damages resulting from (1) the breach of Sections 8.1 or 8.11 or (2) fraudulent or deliberate misrepresentations, Damages payable by Sellers shall in no event exceed $5,000,000. Damages, other than those arising under (1) and (2) above, shall be payable solely by reducing the Redemption Price (in the case of a Redemption, as defined in the Operating Agreement) or the Purchase Price (as defined in the Put Agreement, in the case of the exercise of the Put); provided that any such Damages shall bear interest from the time they would otherwise have been payable in cash by the Sellers until the closing of the Redemption or Put (as applicable) at the prime rate of interest published in THE WALL STREET JOURNAL, plus 1%, compounded monthly. Notwithstanding the preceding, Sellers at their option may at any time pay to Buyer all or a portion of the amount otherwise payable under this Section, in which case the amount of the reduction in the Redemption Price or the Purchase Price, shall be reduced by such payment.

         13.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BMHC AND BUYER.

         BMHC and Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by BMHC or Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, or (b) any breach by BMHC or Buyer of any covenant or obligation of Buyer in this Agreement provided that the aggregate amount of Damages from all indemnification claims must exceed the aggregate threshold of $100,000; provided that if Damages exceed $100,000, Sellers shall be responsible for all Damages.

         To the extent any claim for indemnification is covered by applicable insurance, Sellers and the Company agree that the Company must first seek recovery from such insurance, and the indemnification claim shall be reduced to the extent of any such insurance proceeds paid to Sellers or the Company. The party seeking indemnification shall be paid the amount of the claim within ninety (90) days after submission of the claim. If there is any disagreement on the right of the Indemnified Party to payment of the claim or the amount of the claim, the parties shall submit the dispute to non-binding mediation with CPA. Mediation shall occur within sixty (60) days after the expiration of the payment date. If mediation does not result in resolution of the claim, the parties may pursue any legal remedies available to them.

         Except with respect to Damages resulting from (1) the breach of Sections 9.1 or 9.11 or (2) fraudulent or deliberate misrepresentations, Damages payable by Buyers shall in no event exceed $5,000,000. Damages, other than those arising under (1) and (2) above, shall be payable solely by increasing the Redemption Price (in the case of a Redemption, as defined in the Operating Agreement) or the Purchase Price (as defined in the Put Agreement, in the case of the exercise of the Put); provided that any such Damages shall bear interest from the time they would otherwise have been payable in cash by the Buyer until the closing of the Redemption or Put (as applicable) at the prime rate of interest published in THE WALL STREET JOURNAL, plus 1%, compounded monthly. Notwithstanding the preceding, Buyer at its option may at any time pay to Sellers all or a portion of the amount otherwise payable under this Section, in which case the amount of the increase in the Redemption Price or the Purchase Price, shall be reduced by such payment.

         13.4     INDEMNIFICATION PROCEDURE.

                  13.4.1 Any party seeking indemnification, damages, or any other recovery whatsoever (the "Indemnified Party") from another party or parties (individually or collectively, the "Indemnifying Party") with respect to any claim, demand, action, proceeding or other matter pursuant to this Agreement or arising out of the transactions contemplated hereby (the "Claim") shall notify the Indemnifying party of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnified Party's right to indemnification (a "Notice of Claims"), which Notice of Claim shall contain the following information to the extent it is reasonably available to the Indemnified Party: (a) an estimate of the amount then reasonably ascertainable of the alleged loss, expense or liability against which the Indemnified Party is indemnified; (b) a description, in reasonable detail, of the circumstances giving rise to the alleged loss, expense, or liability; and (c) a statement identifying each party against whom a Claim is asserted. In no event shall such notice be valid or enforceable if sent after the Survival Period.

                  13.4.2 If any third party shall notify any Indemnified Party with respect to any matter which may give rise to a Claim for indemnification against the Indemnifying Party under this Agreement, then the Indemnified Party shall notify the Indemnifying Party thereof, which notice shall set forth the information required in Section 13.4.1 and be furnished within thirty (30) days after the Indemnified Party's receipt of notice from the third party; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced by such failure to give notice. However, in no event shall such notice be valid or enforceable if sent after the Survival Period. If the Indemnifying Party notifies the Indemnified Party within thirty
(30) days that it will assume the defense thereof:

                           (1)      the Indemnifying Party shall defend the
Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party;

                           (2)      the Indemnified Party may retain separate
counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate counsel to the extent the Indemnified Party concludes based upon advice of counsel that a conflict of interest exists between the Indemnified Party and Indemnifying Party that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be adverse to the interest of the Indemnified Party);

                           (3)      the Indemnified Party will not consent to
the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably); and

                           (4)      the Indemnifying Party will not consent to
the entry of any judgment or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably);

                  13.4.3 If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days that it will assume the defense thereof, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deemed appropriate, without prejudice to any of its rights hereunder;

                  13.4.4 The Indemnified Party shall be entitled to reimbursement for reasonable expenses, included in damages with respect to any Claim (including, without limitation, the cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnified Party;

         13.5     COOPERATION.

         The Indemnified Party and the Indemnifying Party shall each use commercially reasonable efforts to cooperate with the other such party in connection with the defense of third-party Claims.

    ARTICLE XIV - CONDUCT OF OPERATIONS PRIOR TO CLOSING/GOVERNMENT APPROVALS

         14.1     CONDUCT OF OPERATIONS.

         From the date hereof until Closing, Sellers shall conduct the Business in the ordinary course and consistent with its prior practices. KBI agrees not to enter into any leases for personal or real property that cannot be canceled without penalty upon thirty (30) days' notification. Sellers shall advise Buyer of any material customer accounts that Sellers lose during the period between January 11, 1999, and the Closing Date.

         14.2     REQUISITE GOVERNMENT APPROVALS.

         The parties shall make all other required filings and any requisite notice to all government agencies and shall have received all required government approvals for the transactions contemplated herein, including but not limited to filings required by the Securities Act of 1933 and regulations promulgated thereunder.


                              ARTICLE XV - CLOSING

         15.1     CLOSING.

         Closing shall occur on May 3, 1999, at the offices of Lewis and Roca LLP in Phoenix, Arizona, effective as of the close of business on April 30, 1999, or at such other time or place as the parties may agree upon.

         15.2     TIME IS OF THE ESSENCE.

         Time is of the essence for the Closing of this transaction.


           ARTICLE XVI - CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE

         Buyer shall have no duty to Close unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

         16.1     CONTINUED TRUTH OF WARRANTIES.

         All of the representations and warranties of the Sellers contained herein shall continue to be true and correct at Closing in all material respects;

         16.2     SUPPLEMENTS TO SCHEDULES.

         From time to time prior to the Closing, Sellers will promptly supplement or amend the Schedules with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Schedule and will promptly notify Buyer of any breach that Sellers discover of any representation, warranty, or covenant contained in this Agreement. No supplement or amendment of any Schedule made pursuant to this section will be deemed to cure any breach of any representation of or warranty made in this Agreement unless Buyer specifically agrees thereto in writing; provided, however, that if this purchase is closed, Buyer will be deemed to have waived its rights with respect to any breach of a representation, warranty, or covenant or any supplement to any Schedule of which it shall have been notified pursuant to this Section 16.2;

         16.3     PERFORMANCE OF OBLIGATIONS.

         Sellers shall have substantially performed or tendered performance of each and every one of their obligations hereunder which by its terms is capable of performance before Closing, including providing evidence to Buyer of the transfer by KBI of substantially all of its assets to the Company and the Company's assumption of substantially all of the liabilities of KBI, except for the Excluded Assets and Excluded Liabilities;

         16.4     DELIVERY OF CLOSING DOCUMENTS.

         The Company and Sellers shall have tendered delivery to Buyer of all the documents required to be delivered to Buyer by the Company at Closing;

         16.5     LITIGATION.

         No lawsuit, administrative proceedings or other legal action shall be pending or threatened which seeks to restrain or enjoin the transactions contemplated hereby;

         16.6     GOVERNMENT APPROVALS.

         The parties shall have received all other government approvals and shall have made all necessary filings with government agencies required by the transactions contemplated herein;

         16.7     DUE DILIGENCE PERIOD.

         The due diligence period shall have expired without Buyer terminating this Agreement and the Sellers shall have satisfactorily cured any problems raised by Buyer in the due diligence period;

         16.8     APPROVAL BY BOARD OF DIRECTORS.

         The Board of Directors of Business shall have approved the transactions provided for in this Agreement;

         16.9     PRELIMINARY CLOSING BALANCE SHEET.

         Buyer shall have agreed to the terms of the Preliminary Closing Balance Sheet;

         16.10    EMPLOYMENT, CONFIDENTIALITY, AND NONCOMPETITION AGREEMENTS.

         The Company shall have entered into Employment, Confidentiality, and Noncompetition Agreements with [Redacted] in a form reasonably acceptable to Buyer and Sellers.

         16.11    LEASES FOR LOCATIONS.

         Sellers shall have caused the Company simultaneously with Closing to enter into or assign leases for each of the Locations, including Buyer's Phoenix location, on terms and conditions satisfactory to Buyer.

         16.12    OPERATING AGREEMENT.

         Buyer and KBI shall have executed and delivered the Operating
Agreement.

         16.13    PUT AGREEMENT.

         Sellers shall have executed and delivered the Put Agreement with BMHC.

         16.14    BONUS PLAN.

         Sellers shall have prepared and adopted a bonus plan in a form acceptable to Buyer providing for a payment to employees of the Company designated by Knipp in the amount of $[Redacted] (including applicable payroll and withholding taxes) upon transfer of KBI's remaining Interests in the Company; provided that Knipp receives at least $[Redacted] in value for such remaining Interests.

         16.15    MATERIAL ADVERSE CHANGE.

         There shall have been no material adverse change in the operations or prospects of the Business.

         16.16    LENDER APPROVALS.

         BMHC shall have obtained approval of the transaction from its lenders.

Pursuant to a request for confidential treatment, selected information in this document has been omitted and separately filed with the Securities and Exchange Commission.

        ARTICLE XVII - CONDITIONS PRECEDENT TO THE SELLERS' DUTY TO CLOSE

         Sellers shall have no duty to Close this transaction unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

         17.1     CONTINUED TRUTH OF WARRANTIES.

         All of the representations and warranties of BMHC and Buyer contained herein shall continue to be true and correct at Closing in all material respects;

         17.2     SUPPLEMENTS TO SCHEDULES.

         From time to time prior to the Closing, Buyer will promptly supplement or amend the Schedules with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Schedule and will promptly notify Sellers of any breach that Buyer discovers of any representation, warranty, or covenant contained in this Agreement. No supplement or amendment of any Schedule made pursuant to this section will be deemed to cure any breach of any representation of or warranty made in this Agreement unless Sellers specifically agree thereto in writing; provided, however, that if this purchase is closed, Sellers will be deemed to have waived their rights with respect to any breach of a representation, warranty, or covenant or any supplement to any Schedule of which they shall have been notified pursuant to this Section 17.2;

         17.3     PERFORMANCE OF OBLIGATIONS.

         BMHC and Buyer shall have substantially performed or tendered substantial performance of each and every one of their respective obligations hereunder which by its terms is capable of performance before Closing;

         17.4     DELIVERY OF CLOSING DOCUMENTS.

         BMHC and Buyer shall have tendered delivery to the Company of all the documents required to be delivered to Sellers or the Company by BMHC and Buyer at Closing pursuant to this Agreement;

         17.5     LITIGATION.

         No lawsuit, administrative proceedings or other legal action shall be pending or threatened which seeks to restrain or enjoin the transactions contemplated hereby.

         17.6     LEASE FOR PHOENIX LOCATION

         Buyer shall have caused the Company simultaneously with Closing to enter into or assign a lease for its Phoenix location on terms and conditions satisfactory to Sellers.

         17.7     OPERATING AGREEMENT.

         Buyer and Sellers shall have executed and delivered the Operating Agreement.

         17.8     PUT AGREEMENT.

         Buyer and Sellers shall have executed and delivered the Put Agreement.

         17.9     GOVERNMENT APPROVALS.

         The parties shall have received all other government approvals and shall have made all necessary filings with government agencies required by the transactions contemplated herein.

         17.10    MATERIAL ADVERSE CHANGE.

         There shall have been no material adverse change in BMHC's or Buyer's financial condition or prospects.


           ARTICLE XVIII - ITEMS TO BE DELIVERED AT CLOSING BY SELLERS

         At Closing, Sellers shall, unless waived by Buyer, deliver the following items to Buyer:

         18.1     OPINION OF COUNSEL.

         The opinion of Lewis and Roca LLP in the form attached hereto as
EXHIBIT 18.1.

         18.2     CERTIFICATE OF INCUMBENCY.

         A copy of KBI's certificate of incumbency certified by the secretary of the KBI;

         18.3     CERTIFICATES OF GOOD STANDING.

         Certificates of good standing or due qualification from the Secretary of State of Delaware, dated within a reasonable period before Closing;

         18.4     REPRESENTATIONS AND WARRANTIES.

         A certificate signed by the Sellers to the effect that all of the representations and warranties contained herein by the Sellers are true and correct in all material respects as of Closing.

         18.5     AGREEMENTS.

         Sellers shall have executed and delivered in a form acceptable to BMHC and Buyer the documents provided for in Sections 16.9, 16.10, 16.11, 16.12,
16.13 and 16.14.


        ARTICLE XIX - ITEMS TO BE DELIVERED AT CLOSING BY BMHC AND BUYER

         At Closing, BMHC and Buyer shall, unless waived by the Company or Sellers, deliver the following items to Sellers and the Company:

         19.1     CERTIFIED RESOLUTION.

         A copy of the resolutions of the Board of Directors of BMHC and Buyer authorizing the execution and performance of this Agreement, certified by the Secretary of BMHC;

         19.2     REPRESENTATIONS AND WARRANTIES.

         A certificate signed by an officer of BMHC and Buyer to the effect that all the representations and warranties of Buyer contained herein are true and correct in all material respects as of Closing;

         19.3     OPINION OF COUNSEL.

         An opinion of BMHC and Buyer's counsel in the form attached hereto as
EXHIBIT 19.3.

         19.4     INCUMBENCY CERTIFICATE.

         A certificate signed by an officer of BMHC and the Buyer to the effect that all persons having signed or signing documents pursuant to this Agreement were authorized to do so and identifying the officers and directors of BMHC and the Buyer and containing exemplar signatures of each such officer who has signed documents delivered pursuant to this Agreement;

         19.5     PURCHASE PRICE.

         The Purchase Price to be paid at Closing shall be paid in immediately available funds by wire transfer to such of the Sellers' bank accounts as they may designate; and

         19.6     CERTIFICATE OF GOOD STANDING.

         Certificate of good standing or due qualification from the secretary of state of Delaware, dated within a reasonable period before Closing.

         19.7     BILL OF SALE.

         A bill of sale for the tangible personal property to be transferred to the Company.

         19.8     AGREEMENTS.

         Buyer and BMHC shall have executed and delivered in a form agreed to by KBI and Knipp the documents provided for in Sections 16.12, 17.7 and 17.8.


                           ARTICLE XX - MISCELLANEOUS

         20.1     EXPENSES.

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the contemplated transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

         20.2     FURTHER ASSURANCES; CONSENTS.

         Each party shall, at any time after Closing, execute and deliver to the other party all such additional instruments of conveyance and assignments, certificates or similar documents as such other party may reasonably request. The parties shall not unreasonably withhold consent for any actions or matters necessary to carry out the terms of this Agreement.

         20.3     NO OTHER AGREEMENTS.

         This Agreement constitutes the entire agreement between the parties with respect to its subject matter except for the Confidentiality Agreement. All prior and contemporaneous negotiations, proposals and agreements between the parties are included in this Agreement. Any changes to this Agreement must be agreed to in writing by both parties.

         20.4     WAIVER.

         Either party may waive the performance of any obligation owed to it by the other party hereunder for the satisfaction of any condition precedent to the waiving party's duty to perform any of its covenants, including its obligations to close. Any such waiver shall be valid only if contained in a writing signed by the parties.

         20.5     PUBLIC ANNOUNCEMENTS.

         No public announcements of this Agreement shall be made unless BMHC and the Sellers have mutually agreed on the timing, distribution, and contents of such announcements, except as may be required by the security laws.

         20.6     NOTICES.

         Any notices required or allowed in this Agreement shall be effectively given if placed in a sealed envelope, postage prepaid, and deposited in the United States mail, registered or certified, addressed as follows:

         To Sellers:       Lawrence W. Knipp
                           Knipp Brothers, Inc.
                           6840 West Frier Drive
                           Glendale, AZ  85303

         Copy To:          Lewis and Roca LLP
                           40 N. Central Ave.
                           Phoenix, AZ 85004-4429
                           Attn:  David E. Manch, Esq.

         To Buyer:         Building Materials Holding Corporation
                           One Market Plaza
                           Steuart Street Tower
                           26th Floor, Suite 2650
                           San Francisco, California 94105-1475
                           Attention:  Ellis C. Goebel, Senior Vice President -
                           Finance and Treasurer

         Copy To:          Building Materials Holding Corporation
                           720 Park Boulevard, Suite 200
                           Post Office Box 70006
                           Boise, Idaho  83707-0106
                           Attention: Paul S. Street, Senior Vice President, General Counsel and Secretary

         20.7     BOOKS AND RECORDS.

         After execution of this Agreement, and for the records retention period of the subject records, and at such time and place mutually agreed upon by the parties, Sellers, at their sole cost and expense, shall have the right to review the records which pertain exclusively to the Company for periods of time prior to the Closing Date and at their cost make any copies of such records. Buyer shall be provided access to any books and records in the Sellers' possession relating to or necessary for filing tax returns on behalf of the Company.

         20.8     BMHC TRADE ACCOUNTS RECEIVABLE.

         The Company, at no expense to BMHC, shall collect the trade accounts receivable of BMHC existing for the Phoenix operation of BMHC on the Closing Date and remit the proceeds to BMHC. If the customer continues to purchase products from the Company, payments received by the Company will first be applied to the oldest invoice unless the customer specifically designates otherwise. If it is necessary to retain legal counsel to collect any of the BMHC trade accounts receivable, BMHC shall be responsible for all legal fees and costs incurred.

         20.9 THIRD-PARTY BENEFICIARY.

         Nothing contained herein shall create or give rise to any third-party beneficiary rights for any individual as a result of the terms and provisions of this Agreement.

         20.10    ASSIGNMENT.

         Neither party shall assign this Agreement without the prior written consent of the other party. Any attempt to assign this Agreement without prior written consent shall be void.

         20.11    CHOICE OF LAW.

         This Agreement shall be governed by and interpreted in accordance with the laws of the state of Arizona.

         20.12    PARAGRAPH HEADINGS.

         The Section and Article paragraph headings contained herein are for convenience only and shall have no substantive bearing on the interpretation of this Agreement.

         20.13    TIME IS OF THE ESSENCE.

         Time is of the essence in the performance and observance of all obligations and duties under this Agreement.

         20.14    ATTORNEY FEES.

         In the event either party is required to file any action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorney fees.

         20.15 RULES OF INTERPRETATION.

         The following rules of interpretation shall apply to this Agreement, the exhibits hereto and any certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Agreement, unless otherwise expressly provided herein or therein and unless the context hereof or thereof clearly requires otherwise:

         A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms, and if a term is said to have the meaning assigned to such term in another document or agreement and the meaning of such term therein is amended, modified or supplemented, then the meaning of such term herein shall be deemed automatically amended, modified or supplemented in a like manner.

         References to the plural include the singular, the singular the plural and the part the whole.

         The words "include," "includes" and "including" are not limiting.

         A reference to any law includes any amendment or modification to such law which is in effect on the relevant date.

         A reference to any person or entity includes its successors, heirs and permitted assigns.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for purposes of this Agreement or any exhibit hereto or certificate, report or other document or instrument made or delivered pursuant to or in connection with this Agreement, such determination or computation shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the express requirement hereof or of such exhibit, certificate, report, document or instrument.

         The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

         All exhibits to this Agreement constitute material terms of this Agreement and are incorporated fully into the terms of this Agreement.

         20.16    COUNTERPARTS AND FACSIMILE SIGNATURES.

         This Agreement may be executed in multiple counterparts, each of which shall be an original, but which shall together constitute one agreement. The parties agree that facsimile signatures attached to this Agreement shall be valid and binding as an original signature.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

         The parties have executed this Agreement on the day and year first written above.

SELLERS:

KNIPP BROTHERS, INC.,
an Arizona corporation

By
  -------------------------------------
  LAWRENCE W. KNIPP
  President

---------------------------------------
  LAWRENCE W. KNIPP


BMHC:

BUILDING MATERIALS HOLDING
CORPORATION, a Delaware corporation

By
  -------------------------------------
  ROBERT E. MELLOR
  President and Chief Executive Officer


BUYER:

BMHC FRAMING, INC.,
a Delaware corporation

By
  -------------------------------------
  ROBERT E. MELLOR
  President and Chief Executive Officer